Exhibit 21
List of Subsidiaries of the Company
Mentor Graphics Subsidiaries

Name	Jurisdiction of Incorporation
ATHDL Design Automation (India) Private Limited	India
Calypto Design Systems Inc.	California, United States
Calypto Design Systems KK	Japan
Calypto Design Systems Private Limited	India
EverCAD Software Corp.	Taiwan
Expert Dynamics Limited	Israel
Flomerics Group Limited	United Kingdom
Flomerics India Private Limited	India
Flowmaster GmbH	Germany
Flowmaster Group N.V.	The Netherlands
Flowmaster India Private Limited	India
Flowmaster Limited	United Kingdom
Flowmaster USA, Inc.	Illinois, United States
LogicVision India Private Limited	India
Mentor Graphics (Asia) Private Limited	Singapore
Mentor Graphics (Belgium) NV	Belgium
Mentor Graphics (Canada) Limited	Canada
Mentor Graphics (Deutschland) GmbH	Germany
Mentor Graphics (Egypt)	Egypt
Mentor Graphics (Espana) S.A.	Spain
Mentor Graphics (Finland) Oy	Finland
Mentor Graphics (France) SARL	France
Mentor Graphics (Holdings)	Ireland
Mentor Graphics (India) Private Limited	India
Mentor Graphics (Ireland) Limited	Ireland
Mentor Graphics (Israel) Limited	Israel
Mentor Graphics (Japan) Company Limited	Japan
Mentor Graphics (Korea) LLC	Korea
Mentor Graphics (Netherlands Antilles) N.V.	The Netherlands Antilles
Mentor Graphics (Netherlands) B.V.	The Netherlands
Mentor Graphics (Sales and Services) Private Limited	India
Mentor Graphics (Scandinavia) AB	Sweden
Mentor Graphics (Schweiz) AG	Switzerland
Mentor Graphics (Shanghai) Electronics Technology Company Limited	China
Mentor Graphics (Torino) Srl	Italy
Mentor Graphics (UK) Limited	United Kingdom
Mentor Graphics Development (Deutschland) GmbH	Germany
Mentor Graphics Development (Finland) Oy	Finland
Mentor Graphics Development (Ireland) Limited	Ireland
Mentor Graphics Development Crolles	France

Mentor Graphics Development Services (Israel) Limited	Israel
Mentor Graphics Development Services CJSC	Armenia
Mentor Graphics Development Services Limited	Ireland
Mentor Graphics Global Holdings LLC	Oregon, United States
Mentor Graphics International Unlimited	United Kingdom
Mentor Graphics Magyarorszag kft	Hungary
Mentor Graphics Morocco SARL	Morocco
Mentor Graphics Pakistan Development (Private) Limited	Pakistan
Mentor Graphics Polska Sp. z o.o.	Poland
Mentor Graphics Technology (Shenzhen) Co. Ltd.	China
Meta Systems SARL	France
Technical Software Marketing B.V.	The Netherlands
Volcano Communications AB	Sweden